EXHIBIT 21

                          MANCHESTER TECHNOLOGIES, INC.
                            SIGNIFICANT SUBSIDIARIES

                                                                  State of
                  Subsidiary                                   Incorporation
                  ----------                                   -------------

                  Electrograph Systems, Inc.                      New York